Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2013, accompanying the financial statements of SQN AIF IV GP, LLC, as contained in this Registration Statement and Prospectus in Amendment No. 2 to Form S-1. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ Holtz Rubenstein Reminick LLP

New York, New York
March 15, 2013